                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement    [_]  Confidential, for Use of the
                                         Commission Only (as permitted by
                                         Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material under (S)240.14a-12


                             JLM INDUSTRIES, INC.
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                             JLM INDUSTRIES, INC.
                           8675 Hidden River Parkway
                                Tampa, FL 33637

                                                                   May 20, 2002

Dear Stockholder:

   You are cordially invited to attend the 2002 Annual Meeting (the "Meeting") of stockholders of JLM Industries, Inc. (the "Company"). The Meeting will be held June 12, 2002, at 11:00 a.m., Eastern Standard Time, at the Hilton Garden Inn-Tampa North, 600 Tampa Oaks Blvd., Temple Terrace, Florida 33637.

   The Notice of the Meeting and the Proxy Statement on the following pages cover the formal business of the Meeting, which includes the election of Directors, a proposal to ratify the appointment of the Company's independent public accountants and a proposal to ratify the 2001 Employee Stock Purchase Plan (as amended).

   It is important that your shares be represented at the Meeting. We ask that you promptly sign, date and return the enclosed Proxy in the envelope provided, even if you plan to attend the Meeting. Returning your Proxy to us will not prevent you from voting in person at the Meeting if you are present and choose to do so.

   If your shares are held in street name by a brokerage firm, your broker will supply you with a Proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal Proxy from your broker authorizing you to vote the shares and you present that power of attorney or Proxy at the Meeting.

   On behalf of the Board of Directors and management of the Company, I want to thank you for your support and confidence in us and I look forward to greeting you personally at the Meeting.

                                          Sincerely,

                                          /s/ John L. Macdonald

                                          John L. Macdonald
                                          Chairman of the Board and Chief
                                            Executive Officer

                             JLM INDUSTRIES, INC.
                           8675 Hidden River Parkway
                                Tampa, FL 33637

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON WEDNESDAY, JUNE 12, 2002

                               -----------------

   Notice is hereby given that the Annual Meeting of Stockholders of JLM Industries, Inc. (the "Company"), a Delaware corporation, will be held at the Hilton Garden Inn-Tampa North, 600 Tampa Oaks Blvd., Temple Terrace, Florida 33637, on June 12, 2002, at 11:00 a.m., Eastern Standard Time (the "Meeting") for the following purposes:

      1. To elect Directors to serve until the next Annual Meeting of Stockholders in 2003;

      2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2002;

      3. To ratify the 2001 Employee Stock Purchase Plan (as amended); and

      4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

   Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. Stockholders of record at the close of business on May 17, 2002 are entitled to receive notice of and to vote at the Meeting and any adjournment thereof.

   All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign, date and return the enclosed Proxy promptly in the envelope provided to ensure the presence of a quorum. You may revoke your Proxy and vote in person at the Meeting, if you desire. If your shares are held in street name by a brokerage firm, your broker will supply you with a Proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting if your shares are held in street name by a brokerage firm unless you obtain a power of attorney or legal Proxy from your broker authorizing you to vote the shares and you present this power of attorney or Proxy at the Meeting.

   Please note that attendance at the Meeting will be limited to stockholders of the Company as of the record date (or their duly authorized representatives). If your shares are held by a bank or broker, please bring to the Meeting your bank or broker statement evidencing your beneficial ownership of Company stock as of the record date, May 17, 2002.

                                          By Order of the Board of Directors,

                                          /s/
                                          Ford Pearson
                                          General Counsel and Secretary

                             JLM INDUSTRIES, INC.
                           8675 Hidden River Parkway
                                Tampa, FL 33637

                               -----------------

                                PROXY STATEMENT
                      2002 ANNUAL MEETING OF STOCKHOLDERS

                               -----------------

   This Proxy Statement is furnished by the Board of Directors and management of JLM Industries, Inc., (the "Company") in connection with the solicitation of proxies to be voted at the Company's 2002 Annual Meeting of Stockholders, which will be held at 11:00 a.m. Eastern Standard Time on Wednesday, June 12, 2002, at the Hilton Garden Inn-Tampa North, 600 Tampa Oaks Blvd., Temple Terrace, Florida 33637 (the "Meeting").

   Any Proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the Proxy, at any time before it is exercised, by delivering a signed and dated written revocation to the Company, by submitting a later-dated Proxy or by attending the Meeting in person and casting a ballot. If proxies are signed and returned without voting instructions, the shares represented by the proxies will be voted as recommended by the Board of Directors.

   The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expense in sending Proxy materials to the actual beneficial owner and obtaining their proxies.

   The approximate date on which this Proxy Statement and enclosed form of Proxy are being mailed to stockholders is May 20, 2002.

   The Company's common stock, par value $.01 per share (the "Common Stock"), is the only outstanding voting security of the Company. Employees of the Company will tabulate all votes and will serve as inspectors of elections.

   May 17, 2002 has been designated as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting. As of the Record Date, 9,402,705 shares of Common Stock were issued and outstanding. Each stockholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company as of May 17, 2002, on all matters that come before the Meeting.

1.  Election of Directors--Item One on Your Proxy Card

   There are currently seven seats on the Board of Directors of the Company, with no vacancies. Directors are elected to their positions until the next Annual Meeting of Stockholders, and until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. The Board of Directors recommends that all seven of the current Directors be re-elected at the Meeting to hold office until the Company's next Annual Meeting of Stockholders in 2003, and until their successors shall be duly elected and qualified or until their earlier resignation, removal from office or death.

   The Board of Directors has nominated the following seven persons to stand for re-election at the 2002 Annual Meeting of Stockholders:

      John L. Macdonald
      Walter M. Tarpley
      Sean D. Macdonald
      Jerry L. Weinstein
      Vincent J. Naimoli
      Gordon Tunstall
      Philip Sassower

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RE-ELECTION OF MESSRS. J. MACDONALD, TARPLEY, S. MACDONALD, WEINSTEIN, NAIMOLI, TUNSTALL, AND SASSOWER AS DIRECTORS.

   The nominees that receive a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Meeting shall be elected. Abstentions will be counted toward the number of shares represented in person or by proxy at the Meeting. Broker non-votes will be disregarded. Stockholders may not vote cumulatively in the election of Directors.

   The proposed nominees for election as Directors are willing to be elected as such. In the unanticipated event any of the nominees should be unable to serve, Proxies may be voted for such other person or persons for the office of Director as the Board of Directors may select.

                                  MANAGEMENT

Directors and Executive Officers

   The following table sets forth the names and ages of the Directors, nominees for Directors and executive officers of the Company and the positions they hold with the Company.

                                                                                   Director
Directors and Executive Officers Age Positions                                      Since
-------------------------------- --- ---------                                     --------
       John L. Macdonald........ 58  President, Chief Executive Officer & Director   1986
       Walter M. Tarpley........ 57  Vice President & Director                       1999
       Michael J. Molina........ 48  Vice President, Chief Financial Officer
       Linda L. Sato............ 41  Vice President & Asst. Treasurer
       Sean D. Macdonald........ 31  Vice President & Director                       1999
       Ford Pearson............. 32  General Counsel and Secretary
       Jerry L. Weinstein....... 66  Director                                        1997
       Vincent J. Naimoli....... 64  Director                                        2000
       A. Gordon Tunstall....... 58  Director                                        2001
       Philip Sassower.......... 62  Director                                        2001

   John L. Macdonald. Mr. Macdonald founded the Company in April 1986, and has served as the President, Chief Executive Officer and a director of the Company throughout its history. Mr. Macdonald also co-founded Gill and Duffus Chemical, Inc., in 1978 and served as its President and Chief Executive Officer until the conclusion of a leveraged buyout in 1983, in which Gill and Duffus Chemical, Inc., merged with the Steuber Company, Inc. Mr. Macdonald received a B.A. from Colorado College and has more than 29 years experience in the chemical industry.

   Walter M. Tarpley. Mr. Tarpley started with the Company in January 1999 as President of the Company's North American Division and Vice President of JLM Industries, Inc. Prior to joining the Company, Mr. Tarpley served as Vice President and General Manager of Ashland Chemical Company's Industrial Chemicals & Solvents Division, the United States' largest distributor of performance chemicals and additives. Mr. Tarpley served 26 years with Unocal Chemicals in various General Management positions and joined Ashland in 1993 in a merger of these firms. Upon joining Ashland, Mr. Tarpley was named Business Director for the IC&S Divisions Coatings, Adhesives and Inks business. In this capacity, Mr. Tarpley also managed the Divisions' International Group and Technical Services Laboratories. Mr. Tarpley received a B.S. in Marine Biology from the University of Miami.

   Jerry L. Weinstein. Mr. Weinstein has been a director of the Company since 1997. Mr. Weinstein served as Vice President of Owens Corning--Specialty & Foam Products Division from 1994 to 1999. From 1980 to 1994, Mr. Weinstein was President and Chief Executive Officer of UC Industries, Inc., an independent manufacturer of plastic products for the building materials industry.

   Vincent J. Naimoli. Mr. Naimoli has been a director of the Company since 2000. Mr. Naimoli has been Managing General Partner and Chief Executive Officer of the Tampa Bay Devil Rays since 1995. Mr. Naimoli was instrumental in bringing baseball to the Tampa Bay area. From 1975 to 1995, Mr. Naimoli held executive positions with various companies such as Harvard Industries, Inc., Ladish Co., Tampa Bay Baseball group, Doehler-Jarvis, Inc., Harding Services Corp., Lancaster Capital Corp., Electrolux and Regina Corps., and Anchor Industries International.

   Sean D. Macdonald. Mr. Macdonald joined the Company in May 1994 and worked as a sales representative in the Company's Southwest region until January 1997. In January 1997, Mr. Macdonald was relocated to the Company's Dutch subsidiary, JLM Industries (Europe) B.V. in the olefins trading group. In November 1997, Mr. Macdonald was appointed Managing Director of JLM Industries (Europe) B.V. in order to facilitate the integration of the Tolson acquisition. Mr. Macdonald was transferred to the Company's Singapore operation, JLM Chemicals (Asia) Pte. Ltd. in November 1998. In April 1999, Mr. Macdonald was appointed Vice President International and transferred to the Company's headquarters in Tampa. Mr. Macdonald received a B.A. in political science and a minor in international marketing from the University of Tampa.

   A. Gordon Tunstall. Mr. Tunstall has been a director of the Company since 2001. Mr. Tunstall is President of Tunstall Consulting, Inc., which was founded in 1980. The Tunstall firm consistently raises growth financing of over $1 billion annually. He received the Ernst & Young "Entrepreneur of the Year" Award in 1996. Mr. Tunstall was the Chief Financial Officer of Swann Oil Company from 1975 to 1980. He served as Group Vice President for Provident National Bank in Philadelphia from 1972 to 1975. He was an audit manager for PriceWaterhouse Coopers from 1966 to 1972. He serves as a director of K Force Inc., Advanced Lighting Technologies and Horizon Medical Products. He received a B.S. in Accounting from Widener College in 1966.

   Philip Sassower. Mr. Sassower has been a director of the Company since 2001. Mr. Sassower has been the Chief Executive Officer of Phoenix Enterprises LLC, since its formation in 1996. Phoenix Enterprises is a company that assists in restructuring and providing long-term capital to business enterprises. Mr. Sassower was Chairman of the Board of Communication Intelligence Corporation, a manufacturer of biometric electronic signature verification and a leading supplier of natural input software solutions, from 1998 to February 2002.
Mr. Sassower was Chairman of Newpark Resources, Inc., an oil field and environmental services company, from

1987 to 1996. Since 1993, he has been the CEO of BP Acquisition LLC and the individual General Partner or President of the corporate general partner of BP Restaurants L.P. In July 1998, BP Acquisition LLC and BP Restaurants LP. filed petitions under Chapter 11 of he United States Bankruptcy Code and in July 1999 the petitions were dismissed. Since 1997, Mr. Sassower has been a director or SeaRex, Inc., a developer and operator of lift boats used for drilling in offshore waters, and since 1999, has served as a director of SeaRex Energy Services, Inc., the parent of Sea Rex, Inc. In January 2000, SeaRex, Inc. and SeaRex Energy Services, Inc. filed petitions under Chapter 11 of the United States Bankruptcy Code. After the filing of these petitions, Mr. Sassower became Chairman of the Board and CEO of each of these entities. The petitions were thereafter converted to Chapter 7. Mr. Sassower received a B.S. in Accounting, Magna Cum Laude, from Queens College in 1961. He received his LLB, Cum Laude, from Harvard Law School in 1964.

   Michael J. Molina joined the Company in 1986 as Controller. In 1995, he was promoted to Vice President--Tax and Audit. In that capacity, Mr. Molina is primarily responsible for taxes, audits and management information systems. From 1992 to 1995, Mr. Molina served as Vice President of Administration. In March of 2001 Mr. Molina was elected Vice President Finance and Treasurer. Mr. Molina was elected Chief Financial Officer and Vice-President in October of 2001. Mr. Molina received a B.A. from Johns Hopkins University and an M.B.A. from Pace University.

   Linda L. Sato has been employed by the Company since 1986 when she was hired as the Company's Assistant Controller. In 1994, she was appointed Vice President and Controller. In 1996, Ms. Sato was promoted to Vice President and Treasurer. In February of 2001, Ms. Sato was elected Vice President Distribution Services for JLM Marketing, Inc., a wholly owned subsidiary of the Company. In March of 2001, Ms. Sato was elected Vice President and Assistant Treasurer of the Company. Ms. Sato was elected as Vice President of Finance in October of 2001. Ms. Sato graduated from the University of Connecticut with a B.A. in Accounting.

   Ford Pearson joined the Company in September 2001. Prior to joining the Company Mr. Pearson was General Counsel and Secretary of Matchbook FX Holdings, Inc. a privately held Foreign Exchange Currency Trading software company located in New York. Mr. Pearson occupied that position from 1998 to 2001 when he joined the Company. Prior to that, Mr. Pearson was an associate with Robert Rombro, PA, a small firm in Baltimore specializing in business and tax law. He received his JD from American University in Washington, D.C. and his LLM in tax law from the University of Baltimore.

   Sean D. Macdonald is the son of the Company's President and Chief Executive Officer, John L. Macdonald. None of the other executive officers or directors are related to one another. Executive officers are elected by and serve at the discretion of the Board of Directors.

Meetings of the Board of Directors and Standing Committees

   The Board of Directors held four formal meetings and two telephone meetings during 2001. Each of the incumbent Directors attended at least 75% of the aggregate of all meetings of the Board and all committees of which he was a member that were held during the period for which he served as a director or committee member. All other actions during such year were accomplished through unanimous written consents without a meeting of the Directors.

   The Board of Directors has a standing Audit Committee and Compensation Committee; it does not have a Nominating Committee. The Board of Directors functions as a Nominating Committee, and the Board will consider written recommendations from stockholders for positions on the Board of Directors in accordance with the procedures set forth in the Amended and Restated Certificate of Incorporation of the Company. See "Stockholder Proposals For Presentation at the 2003 Annual Meeting" for further information.

   The Audit Committee held five meetings during 2001. From January until July 2001, the Audit Committee consisted of the following directors: Messrs. Weinstein, Naimoli, Sassower and Tunstall. Mr. Sassower became a member of the Audit Committee in July 2001. The Audit Committee recommends the appointment of the independent public accountants of the Company, discusses and reviews the scope and fees of the prospective annual audit, and reviews the results thereof with the independent public accountants, reviews and approves non-audit services of the independent public accountants, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company, reviews management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices, and reviews and approves (with the concurrence of the majority of the disinterested Directors of the Company) transactions, if any, with affiliated parties.

   The Compensation Committee held no formal meetings in 2001, all action having been taken by unanimous written consent. The Compensation Committee consisted of the following directors: Messrs. Weinstein, Naimoli, Sassower and Tunstall. The Compensation Committee's principal function is to make recommendations to the Board of Directors with respect to the compensation and benefits to be paid to officers and perform other duties prescribed by the Board with respect to employee stock plans and benefit programs.

   See "CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS" for additional information on certain members of management.

Compensation of Directors

   Base Compensation. In fiscal 2001, non-employee directors received an annual retainer fee of $10,000. In addition, all directors were entitled to receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors or committees thereof; no additional per meeting fees were paid.

   Options. Pursuant to the Non-Employee Directors' Stock Option Plan, as amended in January 1999, each non-employee director receives an automatic grant of options to purchase 5,000 shares of Common Stock upon their initial appointment to the Board of Directors and 2,500 shares of Common Stock upon their reelection to the Board of Directors. In general, each option granted under the plan vests in full on the date of the next annual meeting following the date of grant, has a five year term and permits the holder to purchase shares at their fair market value on the date of grant. The Board of Directors may also make discretionary grants of options under the plan.

   Indemnification. The Company indemnifies its directors and officers to the fullest extent permitted by law. Each of the Company's directors and executive officers have entered into indemnification agreements with the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of the Company. To the Company's knowledge, based solely upon a review of the forms, reports, and certificates furnished to the Company by such persons with respect to the fiscal year ended December 31, 2001, all such reports with respect to such fiscal year were filed on a timely basis.

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of April 1, 2002, for (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director and nominee for director of the company, (iii) each of the named executive officers (as defined under applicable Securities and Exchange Commission Rules) of the Company (the "Named Executive Officers") and (iv) all executive officers and directors as a group.

                                                               Number
                                                            Beneficially  Percent of
Directors, Directors Nominees & Executive Officers            Owned(1)      Class
--------------------------------------------------          ------------  ----------
Name of Beneficial Owner(8)
John L. Macdonald..........................................  4,233,748(2)    44.4%
Maxwell Stolzberg, as Trustee of an Irrevocable Trust......  2,479,608(2)    26.5%
Philip S. Sassower.........................................    373,248(3)     4.0%
Walter M. Tarpley..........................................     87,380(4)       *
Michael Molina.............................................     56,711(4)       *
Linda Sato.................................................     34,571(4)       *
Sean D. Macdonald..........................................     29,112(4)       *
A. Gordon Tunstall.........................................     11,330(5)       *
Jerry A. Weinstein.........................................     16,000(5)       *
Vincent J. Naimoli.........................................     10,000(5)       *
All Directors, Nominees for Directors and Executive
  Officers as a group (9 persons)..........................  4,852,100       50.1%

5% Shareholders
Derry Macdonald............................................  1,349,000(6)    14.4%
Dimensional Fund Advisors, Inc.............................    463,600(7)     5.0%

--------
*   Less than one percent ownership
(1) Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares to which a person has or shares voting power and/or investment power and any shares as of a given date which such persons has the right to acquire within 60 days after such date. Except as otherwise indicated, all shares are held of record with sole voting and investment power.
(2) Of the shares shown for Mr. Macdonald and Mr. Stolzberg, as Trustee, 2,479,608 shares are held of record by an Irrevocable Trust of which Mr. Stolzberg is Trustee and Mr. Macdonald is the grantor and sole beneficiary. Under terms of the Irrevocable Trust, Mr. Stolzberg, as Trustee, has the full and exclusive right and power to vote and dispose of all shares of the Common Stock held by the Irrevocable Trust. However, as a result of Mr. Macdonald's right to terminate the Irrevocable Trust by providing written notice at certain specified times and acquire beneficial ownership of the shares of Common Stock held by the Irrevocable Trust, Mr. Macdonald and the Trustee may be deemed to share voting and investment control with respect to the shares of Common Stock held by the Irrevocable Trust. Also, of the shares shown for Mr. Macdonald, 1,349,000 are held of record by Derry L. Macdonald, but Mr. Macdonald is deemed to beneficially own these shares because pursuant to a Stockholders Voting Agreement, Irrevocable Proxy and Right of First Refusal Mr. Macdonald has a right to vote the shares. For Mr. Macdonald, the number of shares include 167,040 shares of Common Stock held by two irrevocable trusts created for the benefit of Mr. Macdonald's children as to which Mr. Macdonald disclaims beneficial ownership. Mr. Macdonald personally owns 66,434 shares. Dana Ayscue, spouse of Mr. Macdonald, personally owns 20,000 shares which are voted by Mr. Macdonald. Additionally, Mr. Macdonald's shares include 151,666 shares deemed to be beneficially owned by Mr. Macdonald by virtue of certain stock options that are currently exercisable.
(3) For Mr. Sassower, the number of shares includes (i) 331,048 shares held by Phoenix Enterprises LLC, of which Mr. Sassower is the managing member, (ii) 37,200 shares held by the Phillip S. Sassower 1996 Charitable Remainder Annuity Trust, of which Mr. Sassower and his wife are co-trusteees, and
    (iii) 5,000 shares issuable upon exercise of stock options granted to Mr. Sassower, which are currently exercisable or exercisable within 60 days.

(4) For Mr. Tarpley, the number of shares includes 43,333 shares issuable upon the exercise of vested options and 44,047 shares personally owned. For Mr. Molina, the number of shares includes 38,333 shares issuable upon the exercise of vested options and 18,378 share personally owned. For Ms. Sato, the number of shares includes 21,000 shares issuable upon the exercise of vested options and 13,571 shares personally owned. For Mr. Sean Macdonald, the number of shares includes 13,333 shares issuable upon the exercise of vested options, and 15,779 shares personally owned.
(5) For Mr. Weinstein, the number of shares shown reflects 16,000 shares deemed to be beneficially owned by him by virtue of certain stock options that are currently exercisable or will become exercisable within 60 days. For Mr. Tunstall, the number of shares shown reflects 5,000 shares deemed to be beneficially owned by him by virtue of certain stock options that are currently exercisable or will become exercisable within 60 days, and 6,330 shares personally owned. For Mr. Naimoli, the number of shares shown reflects 10,000 shares deemed to be beneficially owned by him by virtue of certain stock options that are currently exercisable or will become exercisable within 60 days.
(6) This information is derived from a Schedule 13G dated October 25, 2001 filed by Derry L. Macdonald. The business address of Ms. Macdonald is 1047 Royal Pass Road, Tampa, Florida 33602. John L. Macdonald has the right to vote these shares pursuant to a Stockholders Voting Agreement, Irrevocable Proxy and Right of First Refusal.
(7) This information is derived from a Schedule 13G dated February 12, 2002 filed by Dimensional Fund Advisors. The address of Dimensional Fund Advisors is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.
(8) The business address for Messrs. Macdonald, Stolzberg (as trustee), Sassower, Tarpley, Molina, S. Macdonald, Weinstein, Tunstall, Naimoli and Ms. Sato is c/o JLM Industries, Inc., 8675 Hidden River Parkway, Tampa, Florida 33637. The business address for Mr. Tunstall is 13153 N. Dale Mabry, Tampa, Florida 33618.

Compensation of Executive Officers

   The following table sets forth all compensation awarded to, earned by, or paid for services rendered to the Company in all capacities during the years ended December 31, 1999, 2000 and 2001 for each of the named executive officers (as defined under applicable Securities and Exchange Commission Rules) of the Company (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                  Long-Term
                                                                 Compensation
                                       Annual Compensation          Awards
                                  ------------------------------ ------------
                                                     Restricted
                                                        Stock                    All Other
Name And Position            Year Salary($) Bonus($) Award($)(2)  Options(#)  Compensation(1)
-----------------            ---- --------- -------- ----------- ------------ ---------------
John L. Macdonald........... 2001 $400,000       --         --          --             --
 President & CEO             2000 $400,000       --         --      25,000             --
                             1999 $400,000       --         --      10,000             --

Walter M. Tarpley........... 2001 $190,000  $26,630         --          --             --
 Vice President & COO        2000 $180,000  $15,000    $34,400       5,000             --
                             1999 $175,000       --    $50,000      40,000        $83,423

Michael J. Molina........... 2001 $125,000  $ 9,158         --          --             --
 Vice President & CFO        2000 $120,000  $10,000    $ 8,600       5,000             --
                             1999 $143,244  $14,000    $12,500       5,000             --

Michael E. Hayes(3)......... 2001 $172,394       --    $26,600      45,000             --
 Former Vice President & CFO 2000 $ 47,500       --         --          --             --
                             1999       --       --         --          --             --

Sean Macdonald.............. 2001 $120,000  $64,000         --          --             --
 Vice President              2000 $110,000  $10,000         --       5,000             --
                             1999 $ 90,000  $15,000         --          --             --
Linda Sato.................. 2001 $105,000  $ 4,579         --          --             --
 Vice President of Finance   2000 $112,300       --         --          --             --
                             1999 $ 96,250  $22,250         --          --             --

--------
(1) Amount in 1999 for Mr. Tarpley consists of $50,000 in stock, relocation expense reimbursement of $29,564 and $3,859 for a car allowance.
(2) The aggregate restricted stock holdings and the value of such holdings at December 31, 2001 for Mr. Tarpley were 30,000 and $47,700 respectively, for Mr. Molina were 10,000 and $15,900 respectively, and for Mr. Hayes were 10,000 and $15,900 respectively. The shares of restricted Common Stock are entitled to the same rights and preferences with respect to dividends as the Common Stock. The Company does not expect to pay dividends on its Common Stock in the foreseeable future.
(3) Mr. Hayes terminated employment with the Company as of November 19, 2001.

Stock Option Grants

   There were no stock options granted to officers during 2001.

   The following table provides information regarding the exercise of stock options during fiscal year 2001 and stock options held as of the end of fiscal year 2001 by the Named Executive Officers:

          Aggregated Option Exercise and Year End Options Value Table

                                                         Number of Shares of
                                                       Common Stock Underlying    Value of Unexercised
                                                       Unexercised Options At    In-the-Money Options At
                                Shares                     Fiscal Year End         Fiscal Year End(1)
                               Acquired      Value    ------------------------- -------------------------
Name                          on Exercise Realized($) Exercisable Unexercisable Exercisable Unexercisable
----                          ----------- ----------- ----------- ------------- ----------- -------------
John L. Macdonald............      0           0        141,666      18,334          0            0
Walter M. Tarpley............      0           0         26,666      18,334          0            0
Michael J. Molina............      0           0         34,998       5,002          0            0
Michael E. Hayes.............      0           0         45,000           0          0            0
Linda Sato...................      0           0         20,000       1,000          0            0
Sean Macdonald...............      0           0          9,999       5,001          0            0

--------
(1) The fair market value of the Company's Common Stock of $1.59 per share as of December 31, 2001, did not exceed the exercise price of any of the options held by the Named Executive Officers.

   The information contained in the following sections entitled "Report of the Compensation Committee" and "Performance Graph" are not deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

Report of the Compensation Committee

   The following report was prepared by Messrs. Weinstein, Naimoli, Sassower and Tunstall, the current members of the Company's Compensation Committee.

   The duties of the Compensation Committee (the "Committee") include the review of compensation levels of the Company's executive officers, the evaluation of the performance of the executive officers and the administration of any stock-based compensation plans except the Non-Employee Directors' Stock Plan.

General Policies

   The Company's executive compensation system, which is set by the Compensation Committee, is intended to attract, retain and motivate high quality executives with market and performance based compensation packages that reward the achievement of specific financial goals and the enhancement of stockholder value. The Committee believes that linking executive compensation to corporate performance through a more significant emphasis on performance bonuses results in a better alignment of compensation with corporate goals and stockholder interests.

   In evaluating the performance of executive officers, the Compensation Committee's approach is to consult with the Chief Executive Officer, except when evaluating his performance, in which case the Compensation Committee's approach is to meet and deliberate independently without the Chief Executive Officer being present. The Compensation Committee will review with the Board of Directors in detail all aspects of compensation for the executive officers. The Compensation Committee has access to independent compensation data and may, from time to time in the future, consult with an outside compensation consultant.

   The key elements of the Company's executive officers' compensation in fiscal 2001 consisted principally of (1) base salary, (2) potential bonuses based on overall Company performance for the Company's Chief Executive Officer, Chief Financial Officer and all of the executive officers, and based in part on overall Company performance and in part on specific performance criteria keyed to areas of responsibility for each of the non-executive officers and (3) the award of stock options and restricted stock under the 1997 Long-Term Incentive Plan that is designed to give certain of the officers and other employees the opportunity to be awarded long-term, stock-based incentives.

   The Compensation Committee's policies with respect to each of these elements are discussed below. In addition, although the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual.

Base Salary

   Each officer's base salary is reviewed annually. The specific base salaries are based upon the Chief Executive Officer's subjective determination of appropriate salary levels, taking into consideration the scope of responsibility, experience, Company and individual performance, as well as pay practices of other companies relating to executives with similar responsibility. The Chief Executive Officer then makes recommendations to the Compensation Committee, which is responsible for approving or disapproving those recommendations.

   In determining the base salary of the Chief Executive Officer, consideration was given to a comparison of base salaries of persons with comparable positions and responsibilities in peer companies and an assessment of the individual performance of the Chief Executive Officer.

Annual Bonus Program

   The Compensation Committee believes that an executive's performance is most appropriately measured based on progress toward achieving operating goals that are formulated to promote advancement of key aspects of the Company's business. The annual bonus plan for the Chief Executive Officer and President is usually measured based on 1) the Company's ability to achieve growth in operating income from year to year, 2) an increase in annual volumes distributed, 3) increase in sales dollars, 4) increase in net margins and 5) performance compared to the Company's peer group. The Company's incentive compensation for executive officers other than the CEO and President is somewhat discretionary under the Company's annual bonus program, but through objective overall performance criteria established under the program, bonuses are expected to be paid based on current year's performance.

Long-Term Compensation

   The Compensation Committee awards stock options under the 1997 Long-Term Incentive Plan to executive officers, other members of management and key individual contributors. Generally, the Chief Executive Officer will recommend the number of options to be granted and will present this number along with appropriate supporting data to the Compensation Committee for its review and approval. Options are granted at fair market value on the date of grant and therefore any value that ultimately accrues to employees under such options is based entirely on the Company's performance, as perceived by investors who establish the price for the Company's stock. These options generally vest 33% a year beginning after the first year and have a 10-year duration.

   Stock option grants are designed to retain key employees, by ensuring that each has a continuing stake in the long-term success of the Company, and to provide an incentive for employees to improve the return to stockholders. In fiscal 2001, the Compensation Committee awarded no stock options.

Other

   The Committee believes that linking executive compensation to corporate performance through a more significant emphasis on performance bonuses results in a better alignment of compensation with corporate goals and stockholder interest. As performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The Committee believes that compensation levels during fiscal 2001 adequately reflect the Company's compensation goals and policies.

                                        Compensation Committee:
                                             Jerry L. Weinstein
                                             Vincent J. Naimoli
                                             A. Gordon Tunstall
                                             Philip Sassower

Performance Graph

                                    [CHART]

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                 AMONG JLM INDUSTRIES, INC., THE S & P 500 INDEX
                                AND A PEER GROUP


                                          Cumulative Total Return
                         ------------------------------------------------------
                         7/24/97    12/97    12/98    12/99     12/00     12/01
                         -------    -----    -----    -----     -----     -----
JLM INDUSTRIES, INC.      100.00   102.50    51.25    33.75     20.63     15.90
S & P 500                 100.00   110.58   142.18   172.10    156.43    137.84
PEER GROUP                100.00    94.85    59.05    59.55     68.96     65.89


Copyright(C) 2002 Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm



Compensation Committee Interlocks and Insider Participation

   During the 2001 fiscal year, the Compensation Committee consisted of the following directors: Messrs. Weinstein, Naimoli, Sassower and Tunstall. Mr. Sassower became a member in July 2001. No member of the Compensation Committee was ever an officer or employee of the Company or any of its subsidiaries. However, the Company has entered into a consulting agreement with Jerry L. Weinstein. Mr. Weinstein consults on an as needed basis with the Company's management on industry developments, the identification and evaluation of business opportunities, potential acquisitions or partnering opportunities that are consistent with the Company's growth strategy, as well as other non-operating tasks as agreed to with the Chairman and CEO or the Board of Directors.

Certain Relationships and Related Party Transactions

   In 1997, the Company entered into an agreement for the sale and purchase of common stock with John Macdonald, the Chairman, Chief Executive Officer and majority stockholder of JLM, and a third party, for the sale by them to the Company of all of the issued and outstanding shares of Aurora Chemical Corporation, a Texas corporation ("Aurora"). Under the terms of the agreement, the Company purchased the shares of Aurora for $1,250,000, of which $150,000 was payable in cash to the third party to be offset by certain advances owed to Aurora by the third party, and $100,000 to the third party in the form of a promissory note for $100,000 payable in three equal installments earning interest at the prime rate. This note was paid in full, discounted to present value, in July of 1998. The remainder of the consideration was payable to Mr. Macdonald in the form of a promissory note for $1,000,000 that was to mature on June 1, 2002 and bore interest at a rate of 10.0% per annum. In 2000, the promissory note to Mr. Macdonald was changed into two replacement promissory notes. The first replacement promissory note for $800,000 is payable to Derry Macdonald and will mature on June 1, 2002 and bears interest at a rate of 10% per annum. The second replacement promissory note for $200,000 is payable to Maxwell Stolzberg as Trustee under an Irrevocable Trust Agreement between Maxwell Stolzberg and Mr. Macdonald dated December 12, 1995, will mature on June 1, 2002 and bears interest at a rate of 10% per annum.

   The Company has entered into a consulting agreement with Jerry L. Weinstein, a director of the Company. He consults on an as needed basis with the Company's management on industry developments, the identification and evaluation of business opportunities, potential acquisitions or partnering opportunities that are consistent with the Company's growth strategy, as well as other non-operating tasks as agreed to with the Chairman and CEO or the Board of Directors. Mr. Weinstein received $15,000 in fees during the fiscal year ended December 31, 2001.

   The Company has a balance receivable of approximately $1,405,000 owed by John Macdonald as of December 31, 2001. The Company has a balance receivable of approximately $74,000 owed by Mr. Sean Macdonald as of December 31, 2001. The amounts owed by John Macdonald and Sean Macdonald do not incur interest or other charges. These items are included with other assets in the accompanying consolidated balance sheet.

   The Company believes that each of the certain transactions described above were on terms no less favorable to the Company than those which could have been obtained in arm's length transactions with unaffiliated third parties (other than with respect to the loans to members of management as described above). However, except as indicated above, the Company did not obtain independent objective information to support its belief in this respect.

2. Ratification of Appointment of Independent Public Accountants--Item Two on Your Proxy Card

   The Company has engaged the firm of Ernst & Young LLP, independent certified public accountants, to report upon the consolidated financial statements for fiscal 2001 included in the Annual Report submitted herewith. A representative from Ernst & Young LLP will be in attendance at the Meeting, will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions from those in attendance. The Company has also appointed Ernst & Young LLP to report upon its 2002 consolidated financial statements, subject to ratification of such appointment by the stockholders at the Meeting. Stockholder ratification of the selection of the Company's independent certified public accountants is not required by the Company's Bylaws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice and unanimously recommends that you vote "FOR" such ratification. If the Stockholders do not ratify this appointment, other independent certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

   The affirmative vote of the holders of a majority of the shares represented, in person or by proxy, and entitled to vote at the Meeting will be required to ratify the appointment of Ernst & Young LLP. Abstentions will be counted toward the number of shares represented in person or by proxy at the Meeting. Broker non-votes will be disregarded.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

Changes in the Company's Independent Accountants

   On November 13, 2001, the Company dismissed Deloitte & Touche LLP ("Deloitte") as its independent accountants for the year ending December 31, 2001. The decision was approved by the Audit Committee of the Company.

   The reports of Deloitte on the financial statements of the Company for fiscal years ended December 31, 2000 and December 31, 1999 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during the Company's fiscal years ended December 31, 1999 and December 31, 2000 and through November 13, 2001, there was no disagreement with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject of that disagreement in its reports on the Company's financial statements for those fiscal periods. During the fiscal years ended December 31, 1999 and December 31, 2000 and through November 13, 2001, there were no "reportable events" as that term is defined in applicable rules of the Securities and Exchange Commission.

   On November 13, 2001, Ernst & Young LLP was engaged as the Company's new independent accountants. During the two most recent fiscal years and the interim period preceding the engagement of Ernst & Young LLP, the Company did not consult with Ernst & Young LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a "disagreement" or "reportable event," as those terms are used in applicable rules of the Securities and Exchange Commission.

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee of JLM Industries, Inc. serves to assist the Board in fulfilling the oversight responsibilities it has under the law with respect to financial reports and other financial information provided by JLM to the public, JLM's system of internal controls regarding finance and accounting that management and the Board have established, and JLM's auditing, accounting, and financial reporting processes generally. JLM's management has primary responsibility for preparing JLM's financial statements and its financial reporting process. JLM's independent accountants, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of JLM's audited financial statements to generally accepted accounting principles.

   In this context, the Audit Committee reports as follows:

      1. The Audit Committee has reviewed and discussed the audited financial statements with JLM's Management.

      2. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU (S) 380).

      3. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP their independence.

      4. Based on the review and discussions referred to in paragraphs (1) through (3) of this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

   The fees billed to the Company by the Company's present and former independent accountants for fiscal year 2001 were as follows:

Audit Fees

   The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and the review of the Company's quarterly financial statements was $175,000.00, of which $63,000.00 was billed in fiscal year 2001.

Financial Information System Design and Implementation Fees

   Neither of the Company's present or former accountants billed the Company any fees related to financial information systems design and implementation.

All Other Fees

   There were no other fees billed in 2001 by Ernst & Young LLP, the Company's present accountants.

   The Directors who serve on the Audit Committee are all "Independent" for purposes of The National Association of Securities Dealers' listing standards. That is, the Board has determined that none of the Directors who serve on the Audit Committee has a relationship with the Company that may interfere with his or her independence from the Company or its management. The Board of Directors has adopted a written charter for the Audit Committee, which was included as Appendix B to the Company's definitive Proxy Statement mailed to its stockholders in connection with the Company's Annual Meeting in 2001.

                                        Submitted by the Audit Committee:
                                               Jerry L. Weinstein
                                               Vincent J. Naimoli
                                               A. Gordon Tunstall
                                               Philip Sassower

3. Ratification of the 2001 Employee Stock Purchase Plan--Item Three on Your Proxy Card

   Management of the Company instituted an Employee Stock Purchase Plan (the "Plan"), which became effective in October of 2001 and was amended in November 2001. The Plan's objective is to reduce the Company's actual cash flow by having Company employees who elect to participate in the Plan (the "Participating Employees") voluntarily reduce their base pay by 10% for the period of time that they participate in the plan. In exchange for the withholdings, the Participating Employees may purchase up to an aggregate of 600,000 shares of Common Stock presently held as treasury shares (issued, but not outstanding).

   Employees selected by the Company's President and Chief Executive Officer are eligible to participate in the Plan. Under the Plan, each of the Participating Employees must irrevocably authorize the Company to withhold, on an after-tax basis, 10% of his or her base salary ("Payroll Contributions") for the period of time elected by the employee. Shares are delivered to Participating Employees in quarterly installments, starting with the fiscal quarter in which the election is made. Participating Employees pay for their shares, via the withholdings, over the three-month period immediately following the delivery date. Provided that a Participating Employee is actively employed with the Company on October 1, January 1, April 1, and July 1, he or she will receive from the Company a delivery of shares, as of each and every delivery date, in an amount equal to the quotient of dividing a Participating Employee's anticipated Payroll Contributions for the following purchase period by the "fair market value" of the Common Stock. The "fair market value" is the average of the closing sale prices of the Common Stock for the ten trading days immediately preceding a quarterly delivery date.

   No employee may participate in the Plan for more than four consecutive purchase periods with respect to any subscription agreement executed by such employee. Upon termination of employment of a Participating Employee or the determination by the Company's President and Chief Executive Officer that such Employee shall not participate in the Plan (a "Terminating Event"), his or her right to receive and purchase shares in any subsequent purchase period shall be terminated; provided, however, that the shares that the Participating Employee received at the commencement of the purchase period in which the Terminating Event occurs shall remain the Participating Employee's property without any further consideration in excess of his or her Payroll Contributions through the date of the Terminating Event. The amount of Common Stock that will be received by the Participating Employees pursuant to the Plan cannot currently be determined because the amounts are determined based on the amount of time such employees participate in the Plan and the salaries of such employees. The Plan will terminate on September 30, 2006, unless sooner terminated at the discretion of the Board.

   The affirmative vote of the holders of a majority of the shares represented, in person or by Proxy, and entitled to vote at the Meeting will be required to ratify the 2001 Employee Stock Purchase Plan (as amended). Abstentions will be counted toward the number of shares represented in person or by proxy at the Meeting. Broker non-votes will be disregarded.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE 2001 EMPLOYEE STOCK PURCHASE PLAN (AS AMENDED).

   A copy of the 2001 Employee Stock Purchase Plan (as amended) is attached as Exhibit A.

                                OTHER BUSINESS

   Management of the Company does not know of any other business that may be presented at the Meeting. If any matter not described herein should be presented for stockholder action at the Meeting, the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best judgment.

       STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2003 ANNUAL MEETING

   Any stockholder proposals intended for inclusion in the Company's proxy materials relating to the 2003 Annual Meeting and for presentation at such meeting must be submitted to Ford Pearson, Secretary, in writing no later than January 22, 2003 in order to be considered for inclusion in the Company's proxy materials relating to the 2003 Annual Meeting.

   Stockholder proposals intended for presentation at the 2003 Annual Meeting (but not for inclusion in the Company's proxy materials relating to the 2003 Annual Meeting); including nominations by stockholders of persons to stand for election as directors, are subject to certain advance notice provisions contained in the Company's By-laws and Restated Certificate of Incorporation. Notice of stockholder proposals must be timely given in writing to the Secretary of the Company prior to the meeting at which the directors are to be elected. To be timely, notice must be received at the principal executive offices of the Company not less than 70 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

   The complete provisions governing these requirements are available to any stockholder without charge upon request from the Secretary of the Company.

                                          By Order of the Board of Directors,

                                          Ford Pearson
                                          Secretary

                             JLM INDUSTRIES, INC.

                 2001 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

                                   SECTION 1

                                    PURPOSE

   The purpose of the JLM Industries, Inc. 2001 Employee Stock Purchase Plan (the "Plan") is to encourage and facilitate stock ownership by Employees (as hereafter defined).

                                   SECTION 2

                                  DEFINITIONS

   Whenever used herein, the following terms shall have the respective meanings set forth below:

   (a) "Board" means the Board of Directors of the Company.

   (b) "Code" means the Internal Revenue Code of 1986, as amended.

   (c) "Company" means JLM Industries, Inc., a corporation organized under the laws of the State of Delaware, or any successor thereto.

   (d) "Common Stock" means the common stock, par value $.01 per share, of the Company.

   (e) "Compensation" means annual base salary (excluding bonuses), determined without regard to any salary reduction, tax deferred 401(k) contributions, any tax-free cafeteria plan contributions for the purchase of health insurance of other eligible benefits, and any tax-free withholdings for qualified transportation expense reimbursement.

   (f) "Delivery Dates" has the meaning set forth in subsection 5.4 hereof.

   (g) "Dissolution Delivery Date" has the meaning set forth in subsection 8.3(c) hereof.

   (h) "Effective Date" means October 1, 2001.

   (i) "Employee" means any employee of the Company who is selected to participate in the Plan by the Company's Chief Executive Officer and President, and who completes and returns his Subscription Agreement as provided in subsection 5.2 hereof.

   (j) "Fair Market Value" means the average of the closing sale prices of the Common Stock for the ten (10) trading days immediately preceding a Delivery Date, as reported on the NASDAQ National Market System.

   (k) "Merger Delivery Date" has the meaning set forth in subsection 8.3(b) hereof.

   (l) "Payroll Contributions" means an Employee's after-tax contributions deducted from Compensation pursuant to subsection 5.3 hereof.

   (m) "Plan" has the meaning set forth in Section 1 hereof.

   (n) "Plan Administrator" means the Company's Chief Financial Officer.

   (o) "Purchase Period" means the three (3) month period commencing with each Delivery Date.

   (p) "Purchase Price" has the meaning set forth in subsection 5.5 hereof.

   (q) "Right" means the right to purchase Shares under subsection 5.2 hereof

   (r) "Shares" means shares of Common Stock of the Company held as treasury shares immediately prior to the Effective Date.

   (s) "Subscription Agreement" means the individual written instrument evidencing the Right delivered by the Plan Administrator to an Employee.

   (t) "Terminating Event" means an Employee's termination of employment for any reason or any other event which causes the Employee to no longer meet the requirements of Section 4.

                                   SECTION 3

                                ADMINISTRATION

   The Plan shall be administered by the Plan Administrator. The Company's Chief Executive Officer and President shall have authority to make rules and regulations for the administration of the Plan; provided, however, the Plan Administrator shall have the authority to interpret such rules and regulations and his decisions with regard thereto shall be final and conclusive.

                                   SECTION 4

                                  ELIGIBILITY

   4.1 General Rule. The Company's Chief Executive Officer and President shall have the sole discretion for selecting which individuals, who must be employees of the Company, will participate and be deemed Employees for purposes of this Plan.

   4.2 Exclusions. Any Employee who incurs a Terminating Event shall be excluded from any delivery of Shares subsequent from the date of the said Terminating Event.

                                   SECTION 5

                                STOCK PURCHASES

   5.1 Stock to Be Issued.  Subject to the provisions of subsections 5.6 and
8.3 hereof, the number of Shares issuable pursuant to all Rights under the Plan shall not exceed six hundred thousand (600,000) Shares.

   5.2 Grant of Rights and Participation. Rights may be granted prior to or after the Effective Date. The Plan Administrator shall deliver to each Employee a Subscription Agreement in the form attached hereto as Exhibit A. All employees who received, executed and returned to the Company a fully executed Subscription Agreement on or before the date specified therein (which shall not in any event be later than September 30, 2005), shall have a Right to purchase Shares under the Plan. An Employee may exercise his Right only by authorizing the Company to deduct Payroll Contributions during the term of this Plan. No Employee may participate in the Plan for more than four Delivery Dates with respect to any single Subscription Agreement.

   5.3 Payroll Contributions. The Company shall deduct Payroll Contributions from an Employee's Compensation in an amount equal to ten percent (10%) of his Compensation.

      (a) An Employee's Payroll Contributions shall be paid directly to the Company and credited toward the Employee's Purchase Price for the Shares delivered to the Employee on the preceding Delivery Date.

      (b) An Employee elects Payroll Contribution withholdings by completing and forwarding the Subscription Agreement to the Company. Except as provided paragraph (e) below, Payroll

          Contributions shall commence on the initial Delivery Date and shall terminate at the conclusion of the fourth consecutive Purchase Period following the initial Delivery Date.

      (c) Any Payroll Contributions not applied to the purchase of Shares for any Purchase Period (because of the restriction of only whole Share sales) shall be carried forward (without interest) toward the Purchase Price for the succeeding Delivery Dates and Purchase
          Periods. Any Payroll Contributions not applied to the purchase of Shares at the conclusion of the fourth and final Purchase Period shall be promptly returned in cash (without interest) to the Employee.

      (d) A Payroll Contribution election is irrevocable and shall be in effect for the entire term stated in the Subscription Agreement.

      (e) Payroll Contributions shall automatically cease upon an Employee's Terminating Event.

   5.4 Delivery Dates. Provided that an Employee is actively employed with the Company on October 1, January 1, April 1, and July 1 (the "Delivery Dates"), he will receive from the Company a delivery of Shares, as of each and every Delivery Date, in an amount equal to the quotient of dividing an Employee's anticipated Payroll Contributions for the following Purchase Period by the Share's Fair Market Value on the applicable Delivery Date provided, however, that no Employee shall participate in the Plan for more than four consecutive Purchase Periods with respect to any Subscription Agreement. Should any Employee incur a Terminating Event, his Right to receive and purchase Shares in any subsequent Purchase Period shall be terminated; provided, however, that the Shares that the Employee received at the commencement of the Purchase Period of the said Terminating Event shall remain the Employee's property without any further consideration in excess of the Employee's Payroll Contributions through the date of the said Terminating Event.

   5.5 Purchase Price. The cost per Share (the "Purchase Price") to be paid by each Employee shall be the Fair Market Value as of the applicable Delivery Date.

   5.6 Canceled, Terminated or Forfeited Right. Any Shares subject to a Right which for any reason is canceled, terminated or otherwise settled without the issuance of any Shares shall again be available for other Rights under the Plan.

   5.7 Employee Rights. Under the terms of this Plan, any Employee granted a Right shall have the same rights and privileges, except that the amount of Shares which shall be purchased by any Employee under such Right may bear a uniform relationship to the total compensation, or the basic or regular rate of compensation, of all other Employees. Notwithstanding any other provision of this Plan to the contrary, until such time as each Delivery Date and the Shares have been delivered to the Employee as provided in Section 7 hereof, the Employee shall have no rights as a shareholder with respect to the undelivered Shares subject to the Right.

                                   SECTION 6

                      TERMINATING CONTRIBUTIONS AND LEAVE

   6.1 Unpaid Leave. If an Employee is on an unpaid leave for a period of less than thirty (30) days, the Employee may suspend Payroll Contributions during such leave, so long as the Employee recommences such contributions immediately upon return to work. An Employee who is on an unpaid leave lasting more than thirty (30) days shall be deemed to have had a Terminating Event retroactive to the date his leave commenced.

   6.2 Paid Leave. Any Employee on short-term disability (as limited in subsection 6.1 hereof) or a paid leave of absence, will continue to have Payroll Contributions deducted from his Compensation.

                                   SECTION 7

                              DELIVERY OF SHARES

   As promptly as practicable as of each Delivery Date on which a delivery of Shares accrues, the Company shall arrange for the delivery to each Employee, as appropriate, the number of whole Shares to be purchased for the applicable Purchase Period.

                                   SECTION 8

                           MISCELLANEOUS PROVISIONS

   8.1 Withholding. The Company or its designee may make such provisions and take such action as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by law or regulation of any governmental authority, whether Federal, state or local, to withhold in connection with Payroll Contributions. Each Employee, however, shall be responsible for the payment of all individual tax liabilities relating to any such amounts.

   8.2 Rights Not Transferable. Rights under the Plan are not transferable by an Employee, and are exercisable during the Employee's lifetime only by the Employee.

   8.3 Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

      (a) Changes in Capitalization. Subject to any required action by the Board, the amount of Shares as set forth in subsection 5.1 hereof, as well as the Purchase Price per Share, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of Shares, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to a Right.

      (b) Merger or Asset Sale. In the event of a proposed sale of all, or substantially all, of the assets of the Company, or the merger of the Company with or into another corporation, each Right shall be assumed or an equivalent right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Right, the Purchase Periods then and not in progress shall be shortened and accelerated by setting a new Delivery Date (the "Merger Delivery Date"). The Merger Delivery Date shall be before the consummation date of the Company's proposed sale or merger. The Board shall notify each Employee in writing, at least ten (10) days prior to the Merger Delivery Date, that the Delivery Date for the Employee's Right has been changed to the Merger Delivery Date.

      (c) Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of the Company, the Purchase Periods then and not in progress shall be shortened and accelerated by setting a new Delivery Date (the "Dissolution Delivery Date"), and the new combined Purchase Period shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The Dissolution Delivery Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each Employee in writing, at least ten (10) days prior to the Dissolution Delivery Date, that the Delivery Date for the Employee's Right has been changed to the Dissolution Delivery Date.

   8.4 Amendment of the Plan. The Board may at any time, or from time to time, amend the Plan in any respect; provided, however, that no amendment, modification, or termination of the Plan shall in any manner adversely affect the rights of any Employee under the Plan, without the consent of the Employee. The Plan shall terminate as of September 30, 2006, unless sooner terminated at the discretion of the Board.

   8.5 Requirements of Law. The Company's obligation to deliver Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

   8.6 No Right to Continuous Employment. The Plan and any right to purchase Shares granted hereunder shall not confer upon any Employee any right with respect to continuance of employment by the Company, nor shall they restrict or interfere in any way with the right of the Company to terminate his employment at any time, with or without cause.

   8.7 Indemnification. The Board, the Chief Executive Officer and President, and the Plan Administrator shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them, individually or collectively, in connection with or resulting from any claim, action, suit, or proceeding to which any one of them may be made a party or in which they may be involved by reason of any action taken or failure to act under the Plan (in the absence of bad faith) and against and from any and all amounts paid by any one of them in settlement thereof, with the Company's approval, or paid by any one of them in satisfaction of any judgment in any such action, suit, or proceeding against them, provided they shall give the Company an opportunity, at its own expense, to assume and defend the same before they undertake to handle and defend it on their own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's certificate of incorporation or by-laws, by contract, as a matter of law, or otherwise.

   8.8 No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans.

   8.9 No Constraint on Corporate Action. Nothing in this Plan shall be construed to limit, impair or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets.

   8.10 Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflict of laws, and this Plan is not intended to be an "employee benefit plan" as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.


                                               JLM INDUSTRIES, INC.

                                               By:    /s/  JOHN L. MACDONALD
                                                   -----------------------------
                                                         John L. Macdonald
                                                          President & CEO

                                      PROXY
                   FOR 2002 ANNUAL MEETING OF STOCKHOLDERS OF
                              JLM INDUSTRIES, INC.
                  Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints John L. Macdonald and Michael Molina (with full power to act without the other and with power to appoint his or her substitute) as the undersigned's proxies to vote all of the undersigned's shares of common stock of JLM INDUSTRIES, INC., a Delaware corporation (the "Company"), that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Hilton Garden Inn - Tampa North, 600 Tampa Oaks Blvd., Temple Terrace, Florida 33637, on Wednesday June 12, 2002, at 11:00 a.m., local time, and at any and all adjournments thereof, upon the following matters:

Please mark votes as in this example [X].

I.      ELECTION OF DIRECTORS          [_]  FOR all nominees (except as marked
                                            to the contrary below)
                                       [_]  WITHOUT AUTHORITY to vote for all
                                            nominees

NOMINEES:  JOHN L. MACDONALD, WALTER M. TARPLEY, SEAN D. MACDONALD,
           JERRY L. WEINSTEIN, VINCENT J. NAIMOLI, A. GORDON TUNSTALL AND PHILIP SASSOWER.

(INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name on the line set forth below.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


II. Proposal to ratify and adopt the 2001 Employee Stock Purchase Plan (as amended).

        [_]  FOR             [_]  AGAINST            [_]  ABSTAIN


III. Proposal to ratify the Board of Directors' appointment of Ernst & Young LLP, certified public accountants, as independent auditors of the Company for the fiscal year ending December 31, 2002.

        [_]  FOR             [_]  AGAINST            [_]  ABSTAIN


IV. In their discretion, such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

        [_]  FOR             [_]  AGAINST            [_]  ABSTAIN

--------------------------------------------------------------------------------

        The shares of common stock represented by this Proxy will be voted in accordance with the foregoing instructions. In the absence of any instructions, such shares will be voted FOR the election of all the nominees listed in Item I and FOR the proposals in Items II and III and as the proxyholders deem advisable on such other matters as may properly come before the meeting.

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on June 12, 2002 and the Proxy Statement of the Company, each dated May 20, 2002, and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, each of which has been enclosed herewith.

        The annual meeting may be held as scheduled only if a majority of the shares outstanding are represented in person or by proxy at the Annual Meeting. Accordingly, please complete this proxy and return it promptly in the enclosed envelope.

        The undersigned hereby revokes any proxy to vote shares of common stock of the Company heretofore given by the undersigned.

             Dated:
                     -----------------------------------------------------------

                     -----------------------------------------------------------
                                            Signature

                     -----------------------------------------------------------
                                   Signature, if held jointly

                     -----------------------------------------------------------
                                      Title (if applicable)


               Please date, sign exactly as your name appears on this Proxy and promptly return in the enclosed envelope. In the case of joint ownership, each joint owner must sign. When signing as guardian, executor, administrator, attorney, trustee, custodian, or in any other similar capacity, please give full title. If a corporation, sign in full corporate name by president or other authorized officer, giving title, and affix corporate seal. If a partnership, sign in partnership name by authorized person.